Exhibit 99.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of November 3, 2009, by and among VOIS INC., a Florida corporation (the “Company”), and IceWEB, Inc., a Delaware corporation (the “Subscriber”).

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell (the “offering”) to the Subscriber, as provided herein, and the Subscriber shall purchase from the Company One Hundred Sixty Million (160,000,000) shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) for an aggregate purchase price of Forty-Eight Thousand Dollars ($48,000) (the “Purchase Price”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1.         Purchase of the Shares. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the “Closing Date” (as defined in Section 2 hereof), the Subscriber shall purchase and the Company shall sell to the Subscriber the Shares for the Purchase Price which shall be payable in cash on the Closing Date.

2.         Closing.

(a)        Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place at the offices of the Company on such date (the “Closing Date”) and time as the parties shall so agree.

(b)        Deliveries by the Company. At the Closing, the Company shall deliver to the Subscriber (i) a certificate representing the Shares, and (ii) a duly executed copy of this Agreement.

(c)        Deliveries by the Subscriber. At the Closing, the Subscriber shall deliver to the Company (i) the Purchase Price payable in immediately available funds to the Company, and (ii) a duly executed copy of this Agreement.

3.         Subscriber’s Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)        Organization and Standing of the Subscriber. The Subscriber a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business.

The Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, properties or business of the Subscriber taken as a whole.

(b)        Authorization and Power. The Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Subscriber or its Board of Directors or stockholders is required. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors’ rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Subscriber under or by virtue of this Agreement or such other agreement or instrument.

(c)        No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Subscriber). The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

(d)        Information on Company. The Subscriber has had access at the EDGAR Website of the Commission to the Company’s Form 10-K for the year ended September 30, 2008 and all periodic and current reports thereafter filed with the Commission (hereinafter referred to as the “Reports”). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the “Other Written Information”), and considered all factors Subscriber deems material in deciding on the advisability of investing in the Shares. The Subscriber has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent the undersigned considers appropriate in order to permit the undersigned to evaluate the merits and risks of an investment in the Company. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business or other mutually agreeable location.

(e)        Information on Subscriber. The Subscriber is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss of the entire investment.

(f)        FINRA Affiliations. The Subscriber is not registered, and is not required to be registered, as a broker-dealer with the Financial Industry Regulatory Association (FINRA), nor is Subscriber affiliated or associated with, or a related person to, any FINRA member.

(g)        Compliance with Securities Act. The Subscriber understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Subscriber is acquiring the Shares as principal for its own account for investment and not with a view to, or for sale in connection with, any distribution of such Shares or any part thereof, has no present intention of distributing any of such Shares. The Subscriber is acquiring the Shares hereunder in the ordinary course of its business. The Subscriber does not have any agreement or understanding, directly or indirectly, with any entity or person to distribute any of the Shares. The Subscriber is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h)        Shares Legend. The certificate representing the Shares shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOIS INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(i)        No Registration Rights. The Subscriber understands that the Company is not granting the Subscriber any registration rights and that the Company has no obligation to ever register the Shares for resale under the Securities Act. The Subscriber further understands that there are no assurances that the Subscriber will be able to rely upon Rule 144 promulgated under the Securities Act in the event it wishes to resell the Shares.

(j)        Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company in writing prior to the Closing Date, shall be true and correct as of the Closing Date.

(k)        Survival. The foregoing representations and warranties shall survive until three years after the Closing Date.

5.         Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that except as set forth in the Reports and as otherwise qualified in the Transaction Documents (as hereinafter defined):

(a)        Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. The Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole.

(b)        Authority; Enforceability. This Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(c)        Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company nor the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Shares. The Transaction Documents have been approved by the Company’s Board of Directors.

(d)        No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance and sale of the Shares nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) of a material nature under (A) the articles of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect.

(e)        The Shares. The Shares upon issuance will:

(i)        be free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)       be duly and validly authorized, fully paid and nonassessable;

(iii)       not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv)       not subject the holders thereof to personal liability by reason of being such holders, provided Subscriber’s representations herein are true and accurate and the Subscriber takes no actions or fails to take any actions required for its purchase of the Shares to be in compliance with all applicable laws and regulations; and

(v)        not result in a violation of Section 5 under the Securities Act.

(f)        Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act.

(g)        SEC Reports. Since October 1, 2007 the Company has filed in a timely manner with the Commission all Reports required to be filed by it under the 1934 Act and is “current” in its reporting obligations thereunder. As of their respective dates, the Reports comply in all material respects to the best of the Company’s knowledge with the requirements of the 1934 Act and the rules and regulations promulgated thereunder and none of the Reports contained an untrue statement of a material fact required to be stated therein, omits to state a material fact or any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)        Financial Statements. The financial statements (the “Financial Statements”) of the Company included in the Reports (including in each case the related notes thereto) (i) are in accordance with the books and records of the Company, (ii) are correct and complete in all material respects, (iii) present fairly the financial position and results of operations of the Company as of the respective dates indicated (subject, in the case of unaudited statements, to normal, recurring adjustments, none of which were material) and (iv) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”).

(i)        Capitalization. The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 828,503,200 shares of Common Stock and no shares of Preferred Stock are presently issued and outstanding. Except as disclosed in the Reports or as set forth on Schedule 5(i), there are no outstanding warrants, options, subscription rights or other commitments of any character granted by the Company relating to the issued or unissued shares of capital stock of the Company (the “Outstanding Dilutive Securities”). All outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

(j)        Absence of Changes; No Undisclosed Liabilities. Except as disclosed in the Reports, since June 30, 2009 the Company has not incurred any liability material to it on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in its business, assets, financial condition, or results of operations which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made by the Company to the Subscriber pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices. Except as disclosed in the Reports, the Company is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a Material Adverse Effect on the Company except for (i) liabilities set forth on the face of the most recent balance sheet included in the Reports, and (ii) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

(k)        Actions and Proceedings. Except as disclosed in the Reports, the Company is not subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of the Company or the Company’s right to enter into, execute and perform this Agreement (or any of the transactions contemplated hereby).

(l)        Agreements and Obligations; Performance. Except as set forth in the Reports or on Schedule 5(l), the Company is not a party to, or bound by any: (i) contract, arrangements, commitment or understanding; (ii) contractual obligation or contractual liability of any kind to any Company shareholder; (iii) contract, arrangement, commitment or understanding with customers or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (iv) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (v) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vi) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability: (vii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (viii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (ix) union or other collective bargaining agreement; (x) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xi) contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xii) contract containing covenants limiting the freedom of the Company to engage or compete in any line of business or with any person in any geographic area; (xiii) contract or opinion relating to the acquisition or sale of any business; (xiv) voting trust agreement or similar shareholders’ agreement; and/or (xiv) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business.

(m)       Employee Benefit Plans. The Company does not maintain and is not required to make contributions to any “pension” and “welfare” benefit plans (within the respective meanings of Sections 4(2) and 4(1) of the Employee Retirement Income Security Act of 1974, as amended).

(n)        Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

(o)        Survival. The foregoing representations and warranties shall survive until three years after the Closing Date.

6.         Regulation D Offering. The offer and issuance of the Shares to the Subscriber is being made pursuant to the exemption from the registration provisions of the Securities Act afforded by Section 4(2) or Section 4(6) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

7.         Covenants of the Subscriber.

(a)        For a period of _30 days following the Closing Date, the Subscriber covenants to the Company that it will not vote at any meeting of the Company’s shareholders “FOR”, nor will it execute a written consent approving, a reverse stock split of the Company’s Common Stock,

(b)        The Company will promptly process and facilitate (and the Subscriber will fully cooperate with the Company), and have its counsel furnish, at the Company’s expense, any legal opinion required relating to the proposed sale or disposition under Rule 144 or other applicable exemption under the Securities Act of shares of common stock held beneficially and/or of record by Messrs. Gary Schultheis, Herbert Tabin and/or Robert Cohen and each of their respective affiliated entities or family members, consistent with the requirements of the Securities Act.

(c)        Immediately following the Closing Date but in no event within the time frame prescribed by the 1934 Act the Subscriber shall file a Form 13G or 13D with the Commission relative to the purchase of the Shares.

8.         Indemnification.

(a)        The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, the Subscriber’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b)        The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by the Subscriber in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Subscriber of any covenant or undertaking to be performed by the Subscriber hereunder, or any other agreement entered into by the Company and the Subscriber, relating hereto.

(c)        Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8, except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

9.         Miscellaneous.

(a)        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

(b)        Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier, facsimile transmission or prepaid cable or telegram and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile transmission, cable or telegram shall be deemed to have been given on the date sent) as follows:

If to the Company, to its principal executive office as specified in the Reports, and if to the Subscriber, as follows:

22900 Shaw Road, Suite 111

Sterling, VA 20166

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 9 by either of the parties hereto to the other party hereto.

(c)        Waiver: Remedies. No delay on the part of any of the Company or Subscriber in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Company or Subscriber of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

(d)        Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings (in writing, oral or otherwise) of the parties relating thereto.

(e)        Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

(f)        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

(g)        Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Florida without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Agreement, shall be brought solely and exclusively in a federal or state court located in Palm Beach County, Florida. By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in Palm Beach County, Florida and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Palm Beach County, Florida. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

(h)        Captions. All Section titles or captions contained in this Agreement, in any Exhibit referred to herein or in any Exhibit annexed hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

(i)        Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party’s possession without retaining copies thereof, provided, however, that each party’s obligations under this Section 9 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or shareholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

THE COMPANY:

VOIS INC.

By:	/s/ Gary Schultheis, President

Gary Schultheis, President

THE SUBSCRIBER:

IceWEB, Inc.

By:	/s/ Mark B. Lucky

Mark B. Lucky, CFO

Exhibit 5(i)

Outstanding Dilutive Securities

None.

1

Exhibit 5(l)

Agreements and Obligations

None.

2